EXHIBIT 10.1

DEMAND PROMISSORY NOTE

Houston, Texas

$287,768.40 Issue Date: October 31, 2008

RECITALS

WHEREAS, Omnimmune Holdings, Inc., a Delaware corporation (the “Company”) has retained the services of McDaniel & Henry, LLP, a Georgia limited liability partnership (the “Firm) to perform certain legal services for and on its behalf (the “Services”);

WHEREAS, Company has accrued the amount of Two Hundred Eighty Seven Thousand Seven Hundred Sixty Eight Dollars ($287,768.40), which amount is now past due;

WHEREAS, the Firm has agreed to permit Company to pay such amount out of future financings in exchange for this Demand Promissory Note (the “Note”) and the terms and conditions described herein.

NOW THEREFORE, FOR VALUE RECEIVED, the undersigned, the Company (hereinafter “Maker”), promises to pay to the Firm (hereinafter “Payee”; Payee and any subsequent holder(s) hereof are individually and collectively referred to as “Holder”), or order, the sum of Two Hundred Eighty Seven Thousand Seven Hundred Sixty Eight Dollars ($287,768.40), together with interest thereon from and after the date hereof until paid in full, all as hereinafter provided.

1.           Interest and Principal Payments.

(a)  Payment in Cash.  This Note is payable on written demand by Holder in immediately available funds at any time on or after the earlier of:

(A) Qualified Financings.

(I) Initial Qualified Financing.  As to principal and interest due and payable hereunder in an amount equal to 50% of the first $200,000 received from a Qualified Financing, plus 20% of all amounts raised above $400,000, the date on which Maker closes on a Qualified Financing, after the date hereof (the “Initial Qualified Financing”); and

(II) Subsequent Qualified Financings.  As to the lesser of the balance of principal and interest due and payable hereunder or 20% of the gross proceeds of each Qualified Financing following the Initial Qualified Financing (a “Subsequent Financing”), the date on which Maker closes on any Subsequent Qualified Financing;

(B) Significant Transaction.  As to the balance of principal and interest, if any, remaining outstanding, upon and coincident with the earlier to occur of a Significant Transaction (as defined below); or

(C) Maturity Date.  As to the balance of principal and interest, if any, remaining outstanding, June 30, 2009 (the “Maturity Date”).

(b) Interest Allocation.  A portion of each payment in cash hereunder shall allocated first to accrued but unpaid interest as of each such cash payment date.

(c) Interest.  From and including the date hereof to and including the date this Note is paid or otherwise discharged in full, the unpaid principal amount of this Note shall bear simple interest at 10% per annum, computed on the basis of a year of 360 days; provided, however, that upon the occurrence, and during the continuance of an Event of Default under Section 3 hereunder, this Note shall bear simple interest at 12% per annum, computed on the basis of a year of 360 days.

(d) Tender.  All payments of principal and interest shall be made in lawful money of the United States of America and shall be made to Holder at Holder’s address set forth in Section 8 or at such other place as Holder may designate to Maker in writing.

(e) Right of Prepayment.  Maker shall have the right to prepay this Note at any time during the term hereof without penalty.

(f) Obligation to Notify.  Maker shall notify Holder of any Significant Transaction or Qualified Financing of which Holder does not otherwise have actual notice through Holder’s role as counsel or through participation on the Board of Directors of Maker not less than thirty (30) days prior to the date thereof and provide Holder with any and all documents relating thereto within 48 hours of being requested by Holder.

2.           Definitions. For purposes of this Note, the following terms and phrases shall have the meaning ascribed thereto:

(a) “Qualified Financing” shall mean any transaction (or any series of integrated transactions) with a third party that results in the infusion, contribution or investment into or receipt by Maker or any affiliate thereof of capital, including, without limitation, from debt financing, equity financing or the licensing or sublicensing of all or any part of the technology (e.g., licensed patents, knowhow or materials) licensed by Maker under any license agreement or otherwise owned by it.

(b) “Significant Transaction” shall mean either of the following:

i.
Any transaction or series of transactions pursuant to which Maker sells, transfers, leases, exchanges or disposes of substantially all of its assets for cash or property, or for a combination of cash and property, or for other consideration; or

ii.
Any transaction pursuant to which any person acquires by merger, consolidation, reorganization, division or other business combination or transaction, or by a purchase of an interest in Maker, an interest in Maker so that after such transaction, the shareholders of Maker immediately prior to such transaction no longer have a controlling voting interest in Maker.

3. Events of Default.  The occurrence or existence of any one of the following events or conditions shall constitute an “Event of Default”:

(a) Maker shall fail to pay the principal of, or interest on, this Note when the same becomes due and payable in accordance with the terms hereof and such amount remains unpaid for ten (10) business days after the due date thereof;

(b) Maker fails to observe or perform any other covenant or agreement on the part of Maker contained in this Note which failure continues for a period of thirty (30) days (except in the case of its obligation under Section 1(f), in which case the period shall be three (3) days) after the date of written notice thereof from Holder; or

(c) Maker makes a general assignment for the benefit of its creditors or applies to any tribunal for the appointment of a trustee or receiver of a substantial part of the assets of Maker, or commences any proceedings relating to Maker under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debts, dissolution or other liquidation law of any jurisdiction; or any such application is filed, or any such proceedings are commenced against Maker and Maker indicates its consent to such proceedings, or an order or decree is entered by a court of competent jurisdiction appointing such trustee or receiver, or adjudicating Maker bankrupt or insolvent, or approving the petition in any such proceedings, and such order or decree remains unstayed and in effect for ninety (90) days.

4. Remedies. If an Event of Default occurs and is continuing, Holder may, by notice in writing to Maker, declare the entire unpaid principal of the Note to be due and payable immediately, and upon any such declaration the principal and unpaid interest on the Note shall become and be immediately due and payable, and Holder may thereupon proceed to protect and enforce its rights either by suit in equity or by action at law or by other appropriate proceedings, whether for specific performance (to the extent permitted by law) of any covenant or agreement contained herein or in aid of the exercise of any power granted herein, or proceed to enforce the payment of this Note or to enforce any other legal or equitable right of Holder.  In the event this Note is placed in the hands of an attorney for collection or for enforcement, or in the event that Holder incurs any costs incident to the collection of any indebtedness evidenced hereby, Maker agrees to pay all reasonable attorneys’ fees and expenses, all court and other costs and the reasonable costs of any other collection efforts.  Forbearance to exercise the remedies set forth herein with respect to any failure or breach of Maker shall not constitute a waiver by Holder of any of such remedies.

5. Expenses.  Each of Maker and Payee shall bear its own costs incurred in connection with the negotiation, documentation and execution of this Note, the closing of the transactions contemplated herein, and any amendment, waiver, consent, supplement or modification hereto.

6. Notices. All notices, requests, consents and other communications required or permitted under this Note shall be in writing and shall be deemed to have been delivered three (3) days after the date mailed, postage prepaid, by certified mail, return receipt requested, or on the date personally delivered:

If to Maker, to: Omnimmune Holdings, Inc. Attn: Chief Executive Officer 4600 Post Oak Place Suite 352 Houston, Texas 77027	If to Payee, to: McDaniel & Henry, LLP Attn: Frank McDaniel, Esq. PO Box 681235 Marietta, Georgia 30068-0021

If to any Holder other than Payee, to such address as may have been designated by notice given Maker by such Holder.  Maker, Payee or any other Holder may designate a different address by notice given in accordance with the foregoing.

7. Governing Law and Waiver of Jury Trial.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF GEORGIA WITHOUT GIVING EFFECT TO CONFLICTS OF LAWS PRINCIPLES. THE PARTIES HERETO WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER ARISING IN CONTRACT, TORT, OR OTHERWISE BETWEEN THE PARTIES ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS EMPLOYMENT AGREEMENT OR MATTERS RELATED HERETO.

8. Venue.  MAKER HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE JURISDICTION OF THE COURTS OF THE STATE OF GEORGIA SITTING IN COBB COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE DISTRICT OF GEORGIA, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH STATE OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT.  EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.  NOTHING IN THIS AGREEMENT SHALL AFFECT ANY RIGHT THAT HOLDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AGAINST MAKER OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.  MAKER AND HOLDER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT IN ANY COURT REFERRED TO IN THIS SECTION.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.  EACH PARTY TO THIS AGREEMENT IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 7 OF THIS NOTE.  NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY TO THIS AGREEMENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

Omnimmune Holdings, Inc.

By: /s/ Harris A. Lichtenstein
Harris A. Lichtenstein, Ph.D.
President

ACCEPTED AND AGREED TO:

McDaniel & Henry, LLP

By: /s/ Frank McDaniel
Frank McDaniel
Partner